Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on August 17, 2009.

LOGICVISION

INTERNET
http://www.proxyvoting.com/lgvn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote FOR Proposal 1, FOR the election of directors and FOR Proposal 3.

Please mark your votes as indicated in this example [X]

	FOR	AGAINST	ABSTAIN
1. To adopt the Agreement and Plan of Merger by and among Mentor Graphics Corporation, Fulcrum Acquisition Corporation, a wholly-owned subsidiary of Mentor Graphics Corporation, and LogicVision, Inc., dated as of May 6, 2009, and approve the merger contemplated by the merger agreement.	☐	☐	☐

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
2. To elect (01) Gregg E. Adkin, (02) James T. Healy, (03) Randall A. Hughes, (04) Richard Okumoto, (05) Matthew Raggett, and (06) Richard C. Yonker as directors of the Company to serve until the next Annual Meeting of Stockholders, his removal or resignation or, if the merger noted in Proposal 1 above is completed, the effective time of the merger.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
3. To approve the adjournment of the Annual Meeting, if necessary, for any purpose, including to solicit additional proxies in favor of the adoption of the merger agreement noted in Proposal 1 above and approval of the merger contemplated thereby.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" Proposal 1, "FOR" the election of directors and "FOR" Proposal 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

You can view the Annual Report and Proxy Statement/Prospectus on the Internet at http://bnymellon.mobular.net/bnymellon/l gvn

FOLD AND DETACH HERE

PROXY LOGICVISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes James T. Healy or Mei Song, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LogicVision, Inc. (the “Company”) to be held at the executive offices of LogicVision, Inc., 25 Metro Drive, Third Floor, San Jose, California 95110 on August 18, 2009 at 9:00 a.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, FOR the election of directors, FOR Proposal 3, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREO WNER SERVICES P.O . BOX 3550 SOUTH HACKENSAC K, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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